Ex. (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Jennison Sector Funds, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 811-03175 and 002-72097) on Form N-1A of Jennison Financial Services Fund and Jennison Health Science Fund, both a series of the Jennison Sectors Funds, Inc. (the “Funds”), of our report dated January 28, 2008, with respect to the statements of assets and liabilities, including the portfolios of investments, of the Funds as of November 30, 2007, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended, which reports appear in the November 30, 2007 annual reports on Form N-CSR of the Funds.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

New York, New York

January 28, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Jennison Sector Funds, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 811-03175 and 002-72097) on Form N-1A of Jennison Sector Funds, Inc – Jennison Utility Fund (the “Fund”) of our report dated January 29, 2008, with respect to the statement of assets and liabilities, including the portfolio of investments, of the Fund as of November 30, 2007, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended, which report appears in the November 30, 2007 annual report on Form N-CSR of the Fund.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

KPMG LLP

New York, New York

January 29, 2008

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